                       COMPUTATIONS OF EARNINGS PER SHARE



                                                                               Year Ended May 31,
                                                              -------------------------------------------------
                                                                1997                 1996                  1995
                                                             --------------------------------------------------
Computation of weighted average number
  of common shares  outstanding and
  common equivalent shares:

Common shares outstanding at the
  beginning of the period                                     4,013,765          3,174,433           3,174,100

Weighted average number of shares
  issued during the period                                      431,830            781,357                 295

Weighted average of the common
  equivalent shares attributable
  to stock options granted, computed
  under the treasury stock method(1)                             85,427             46,642              29,890
                                                              ---------         ----------          ----------

Weighted average number of common
  and common equivalent shares(2)                             4,531,022          4,002,432           3,204,285
                                                             ----------          ---------           ---------

Net Income                                                  $   857,376        $   677,388          $  371,012
                                                             ==========         ==========           =========

Earnings per common and common                              $       .19        $       .17          $      .12
  equivalent share(2)                                        ==========         ==========          ==========




---------------

(1) Some stock options have not been included because they are anti-dilutive.

(2) The difference between fully diluted earnings per share and primary earnings per share is less than $0.01 per share.